                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of The
                        Securities Exchange Act Of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[_] Preliminary proxy statement

[X] Definitive proxy statement

[_] Definitive additional materials

[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              DIGITAL ISLAND, INC.
                  (Name of Registrant as Specified in Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-
    11.

  (1) Title of each class of securities to which transaction applies: N/A

  (2) Aggregate number of securities to which transaction applies: N/A

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

  (4) Proposed maximum aggregate value of transaction: N/A

  (5) Total fee paid: N/A

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid: N/A

  (2) Form, schedule or registration statement no.: N/A

  (3) Filing party: N/A

  (4) Date filed: N/A

                              DIGITAL ISLAND, INC.
                         45 Fremont Street, 12th Floor
                            San Francisco, CA 94105
                                 (415) 738-4100

                               ----------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON April 3, 2001

                               ----------------

   The enclosed proxy is solicited on behalf of the Board of Directors of Digital Island, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, April 3, 2001, at 10:00 am, local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Hyatt Regency San Francisco, 5 Embarcadero Center, San Francisco, CA 94111.

   Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope or voting by phone or over the Internet as described in the instructions accompanying the enclosed proxy card. This proxy statement has information about the annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about February 20, 2001.

                        GENERAL INFORMATION ABOUT VOTING

Who can vote?

   You can vote your shares of common stock if our records show that you owned the shares on February 9, 2001. A total of 80,309,524 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

   Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope or vote by phone or over the Internet by following the instructions on your proxy card. If the proxy card is properly signed and returned, or voted by phone or over the Internet, the proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR each of the two director nominees and FOR each of the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

   The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card or voted by phone or over the Internet?

   Yes. At any time before the vote on a proposal, you can change your vote either by filing with our Secretary at our principal executive offices at 45 Fremont Street, 12th Floor, San Francisco, CA 94105, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card or voting again by phone or over the Internet. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the annual meeting and voting in person.

Can I vote in person at the annual meeting rather than by completing the proxy card?

   Although we encourage you to complete and return the proxy card or vote by phone or over the Internet to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

   If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

   We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card or vote by phone or over the Internet, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

   If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal. Proposal one and proposal three are deemed to be routine and proposal two is deemed to be nonroutine.

   A majority of the outstanding shares of common stock voting on the matter is required for the election of the directors and ratification of the auditors. A majority of the outstanding shares of common stock is required for the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation increasing the authorized number of shares of common stock of the Company from 100,000,000 to 200,000,000.

Who pays for this proxy solicitation?

   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. In addition, the Company has retained Georgeson Shareholder Communications to act as a proxy solicitor in conjunction with the Annual Meeting. Under the terms of an agreement with Georgeson, the Company has agreed to pay fees not to exceed $20,000, plus reasonable costs and expenses. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                              DIGITAL ISLAND, INC.
                         45 Fremont Street, 12th Floor
                            San Francisco, CA 94105
                                 (415) 738-4100

                               ----------------
                    Notice of Annual Meeting of Stockholders

                        to be held on April 3, 2001

                               ----------------
TO THE STOCKHOLDERS OF DIGITAL ISLAND, INC.:

   The Annual Meeting of Stockholders of DIGITAL ISLAND, INC., a Delaware corporation (the "Company"), will be held on Tuesday, April 3, 2001 at 10:00 a.m., local time, at the Hyatt Regency San Francisco, 5 Embarcadero Center, San Francisco, California, 94111 for the following purposes:

     1. To elect two directors to serve for a three-year term ending in the year 2004 or until their successors are duly elected and qualified;

     2. To approve a Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation to increase authorized number of shares of Common Stock from 100,000,000 to 200,000,000;

     3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending September 30, 2001; and

     4. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

   The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on February 9, 2001, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the executive offices of the Company.

   All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. You may also vote by following the Internet or telephone instructions on the proxy card. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the annual meeting. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted.

-------------------------------------------------------------------------------
 YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND
 DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE BY PHONE OR OVER THE INTERNET IN ACCORDANCE WITH
 THE INSTRUCTIONS ACCOMPANYING THE PROXY CARD.

-------------------------------------------------------------------------------

                                          By Order of the Board of Directors,

                                                  /s/ Howard Lasky

                                                  Howard Lasky
                                                    Secretary

San Francisco, California

February 15, 2001

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

   Our board of directors is divided into three classes with staggered three-year terms with each class consisting as nearly as possible of one-third of the total number of directors. The number of directors is determined from time to time by the board of directors and is currently fixed at seven members.

   The seven member board of directors currently consists of two Class I directors, one Class II director, and three Class III directors. On February 1, 2001, the board of directors nominated Mary Cirillo-Goldberg as a Class II director to fill the vacancy left by the recent departure of Leo Spiegel.

   Pursuant to our certificate of incorporation and bylaws, the board of directors expects to review the size of the board of directors from time to time, and if suitable outside candidates are available, the board may increase the size of the board of directors.

   A single class of directors is elected each year at the annual meeting. Subject to transition provisions, each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election or until his successor has been elected and duly qualified.

   Two directors are to be elected at this annual meeting to serve until the 2004 annual meeting, or until their successors are duly elected and qualified. If the nominee is unable or unwilling to serve as a director, the proxies may be voted for any substitute nominee designated by the present board of directors or the proxy holders to fill such vacancy, or the board of directors may be reduced in size in accordance with our bylaws. The board of directors has no reason to believe that the persons named will be unable or unwilling to serve as nominees or as directors if elected.

   Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

   Set forth below is certain information concerning the nominees and the other incumbent directors:

Directors to be Elected at the 2001 Annual Meeting

   Mary Cirillo-Goldberg. Ms. Cirillo-Goldberg, 53, was nominated by the board of directors to be elected as a director in February 2001. She has been Chairman and Chief Executive Officer of OpCenter, LLC since June 2000. She was at Deutsche Bank as Chief Executive Officer of Global Institutional Services and Divisional Board Member of Global Technology and Services since the merger with Bankers Trust Company from June 1999 to June 2000. She was the Executive Vice President and Managing Director at Bankers Trust Company from July 1997 to June 1999. Prior to joining Bankers Trust Company, she was with Citibank, N.A. for twenty years, most recently as Senior Vice President. Ms. Cirillo-Goldberg also currently serves on the board of directors of Quest Diagnostics, Inc. and Cisco Systems, Inc and several private companies. She received her B.A. in Psychology from Hunter College.

   Shahan Soghikian. Mr. Soghikian has served as a director since February 1999. He has over fourteen years of private equity and investment banking experience, and is a General Partner and head of the West Coast office of JP Morgan Partners (formerly Chase Capital Partners). Since joining Chase Capital in 1990, Mr. Soghikian has been involved with numerous venture investments and was responsible for developing and managing the firm's European activities from 1994 to 1998. He currently serves as a director of Ninth House Network, Complient, Halo Data Devices, MetroOptix, Coactive Networks, Nextec Applications and DJ Orthopedics. He received his B.A. from Pitzer College and an M.B.A. from the Anderson School of Business at the University of California at Los Angeles.

Directors Whose Terms Expire in 2002

   Christos Cotsakos. Mr. Cotsakos has served as a director since July 1998. Mr. Cotsakos joined E*TRADE, an online financial services company, in March 1996 as the President and Chief Executive Officer and as a director. Before joining E*TRADE, he served as President, Chief Operating Officer, Co-Chief Executive Officer and a director of AC Nielsen Inc., a marketing research company. Prior to joining AC Nielsen, Mr. Cotsakos spent 19 years with Federal Express Corporation, where he held a number of senior executive positions. In addition to E*TRADE, Mr. Cotsakos serves on the boards of directors of Critical Path, Inc., Fox Entertainment Group, Inc., National Processing, Inc., Official Payments Corp., PlanetRx.com, Inc. and Tickets.com, Inc., as well as several private companies. A decorated Vietnam veteran, he received a B.A. from William Paterson College and an M.B.A. from Pepperdine University. Mr. Cotsakos is currently pursuing a Ph.D. degree in economics at the University of London.

   Marcelo Gumucio. Mr. Gumucio has served as a director since January 1998, and served as Chairman of the board of directors from January 1998 until May 1998. He is the managing partner of Gumucio Burke & Associates, a private investment firm. In April 1996, Mr. Gumucio joined Micro Focus PLC, an enterprise software provider, as its Chief Executive Officer. He had served as a non-executive director of Micro Focus' board of directors since January 1996. Prior to joining Micro Focus, from 1992 to 1996, Mr. Gumucio was President, Chief Executive Officer and Chairman of the board of directors of Memorex Telex NV. Mr. Gumucio's professional experience in the computer and communications industry spans almost 30 years and includes senior management positions at Cray Research, Inc., Northern Telecom Limited, Memorex Corporation and Hewlett-Packard Company. Mr. Gumucio serves on the board of directors of BidCom Inc., Burr Brown Corporation and E-Stamp Corporation. Mr. Gumucio graduated cum laude with a B.S. in mathematics from the University of San Francisco in 1960. He received an M.S. in applied mathematics and operations research in 1963 from the University of Idaho, where he was named a National Science Fellow and graduated with honors. In 1982, he graduated from the Harvard Business School Advanced Management Program.

   G. Bradford Jones. Mr. Jones has served as a director since December 1999. Mr. Jones is a founding General Partner at Redpoint Ventures, a venture capital fund which invests in Internet communications, media and commerce companies. Prior to founding Redpoint Ventures in 1999, Mr. Jones was a General Partner with Brentwood Venture Capital, which he joined in 1981. Mr. Jones also currently serves on the board of directors of Onyx Acceptance Corporation, a specialized consumer finance company, Interpore International, a medical device company, Trading Edge, an Internet-based fixed income securities broker, Stamps.com, an Internet postage company, and several privately-held companies. Mr. Jones received a B.S. in Chemistry from Harvard University, a M.S. degree in Physics from Harvard University and a J.D./M.B.A. from Stanford University.

Directors Whose Terms Expire in 2003

   Ruann F. Ernst. Ms. Ernst has served as Chairman of the Board since December 1999 and as Chief Executive Officer and as a director since June 1998. Prior to joining Digital Island, Ms. Ernst served with Hewlett Packard, a computer equipment and services company, for approximately ten years, most recently as general manager of the Financial Services Business Unit. Ms. Ernst has also served as Director, Medical Computing Services Division and Assistant Professor, Medicine and Computer Science at The Ohio State University and as a Congressional Fellow in the Office of Technology Assessment. Ms. Ernst serves on the Board of Directors of The Institute for the Future, Phoenix International and Advanced Fibre Communications, Inc. Ms. Ernst holds a B.S. in Mathematics, a Masters Degree in Computer Science and a Ph.D. in Technology and Organizational Change from The Ohio State University.

   Charlie Bass. Dr. Bass has served as a director since March 1997. Dr. Bass is Trustee of The Bass Trust. He also serves on the board of directors of Socket Communications, Inc. and on the board of directors of several private communications companies. Prior to co-founding Ungermann-Bass in 1979, Dr. Bass was at Zilog, Inc., and prior to the formation of Zilog, Inc. in 1975, he was on the Electrical Engineering and Computer Sciences faculty at the University of California at Berkeley from 1972 to 1975. Dr. Bass holds a Ph.D. in Electrical Engineering from the University of Hawaii where he participated in the Aloha System research in radio frequency-based computer networks.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   Our board of directors held ten meetings and acted by written consent on two separate occasions during the fiscal year that ended on September 30, 2000. All directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the board and (ii) the total number of meetings of the committees of the board of directors on which they served.

   The audit committee currently consists of Marcelo Gumucio, G. Bradford Jones and Shahan Soghikian. The Audit Committee met six times during the fiscal year 2000. The audit committee reviews our financial statements and accounting practices, makes recommendations to the board of directors regarding the selection of independent auditors and reviews the results and scope of our annual audit and other services provided by our independent auditors.

   The Board adopted and approved a charter for the Audit Committee in March 2000, a copy of which is attached hereto as Appendix A. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

   The compensation committee currently consists of Charlie Bass. Christos Cotsakos served on the compensation committee during the fiscal year 2000 and up through February 1, 2001. It is anticipated that Mary Cirillo-Goldberg, a nominee for director at the 2001 annual meeting, will replace Mr. Cotsakos on the compensation committee effective upon her election at the annual meeting. The compensation committee met six times during the fiscal year 2000 and acted by written consent on two separate occasions. The compensation committee makes recommendations to the board of directors concerning salaries and incentive compensation for our officers and employees and administers our employee benefit plans including the grant of options under those plans.

   The finance committee currently consists of Ruann F. Ernst, G. Bradford Jones and Shahan Soghikian. The finance committee met two times during the fiscal year 2000. The finance committee makes recommendations to the board of directors concerning financing transactions, investments, acquisitions and partnerships. The finance committee has the authority to approve the final terms and conditions of acquisitions and investments of $50 million or less.

   The nominating committee currently consists of Marcelo Gumucio and Shahan Soghikian and met two times during the fiscal year 2000. The nominating committee makes recommendations to the board of directors concerning candidates for directorships.

   The special stock option committee of the board of directors currently consists solely of Ruann Ernst and held no meetings during the fiscal year 2000. The special stock option committee has the authority, separate from the compensation committee, to make discretionary option grants to eligible individuals other than officers or non-employee members of the board of directors and the committee acted by action by written consent on twenty-one separate occasions during the last fiscal year.

Compensation Committee Interlocks and Insider Participation

   The compensation committee of the board of directors was formed in July 1998, and the current member of the compensation committee is Charlie Bass. None of the members of the compensation committee of the board of directors was at any time since the formation of Digital Island an officer or employee of Digital Island. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or our compensation committee of the board of directors.

Director Compensation

   Non-employee board members received $1,500 in cash compensation plus expenses for each board meeting attended and $500 in cash compensation plus expenses for each committee meeting attended.

   Under the automatic option grant program in effect under the company's 1999 Stock Incentive Plan, as amended, an automatic option grant for 10,000 shares of common stock will be made at each annual stockholders meeting to each individual who is to continue to serve as a non-employee board member, whether or not his or her class of directors is standing for re-election at that particular annual meeting. Each annual option grant will have an exercise price equal to the fair market value of the option shares on the grant date and will be vested as to all the option shares immediately upon the grant date. The option will have a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of service on the board.

   Accordingly, Messrs. Bass, Cotsakos, Gumucio, Jones and Soghikian each received a fully-vested automatic option grant for 10,000 shares on April 20, 2000, the date of the 2000 annual stockholders meeting, with an exercise price of $32.38 per share, the closing selling price per share of our common stock on that date.

   Each newly elected or appointed non-employee board member will, upon his or her initial election or appointment to the board receive an automatic option grant for 30,000 shares of common stock. Each such initial option grant will have an exercise price equal to the fair market value of the option shares on the grant date and will be immediately exercisable for all the option shares. However, any shares purchased under the option will be subject to repurchase by us, at the option exercise paid per share, upon the optionee's cessation of board service prior to vesting in the shares. The shares subject to each such initial 30,000 options will vest in a series of 6 successive equal semi-annual installments upon the optionee's completion of each 6-month period of board service over the 36-month period measured from the grant date. However, the shares will immediately vest upon certain changes in control or ownership of the company. Each option will have a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of service on the board.

   Accordingly, upon her election to the board of directors at the 2001 annual meeting, Ms. Cirillo-Goldberg will receive an automatic option grant for 30,000 shares with an exercise price per share equal to the closing selling price per share of our common stock on that date.

   The non-employee board members are also eligible to receive discretionary option grants and stock issuances under our 1999 Stock Incentive Plan for their service on the board of directors.

Vote Required

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

Recommendation of the Board of Directors

   OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

                                PROPOSAL NO. 2:

                   APPROVAL OF AMENDMENT TO DIGITAL ISLAND'S
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                     (INCREASE IN AUTHORIZED COMMON STOCK)

   The Company's Amended and Restated Certificate of Incorporation (the "Certificate") presently provides that the Company is authorized to issue two classes of stock consisting of 100,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, $0.001 par value per share. In January 2001, the Board of Directors authorized an amendment to the Certificate, subject to stockholder approval, to increase the authorized number of shares of Common Stock to 200,000,000 shares. The stockholders are being asked to approve such amendment to the Certificate. The proposed amendment would give the Board the authority to issue additional shares of Common Stock without requiring future stockholder approval of such issuances except as may be required by applicable law.

   The Company currently has 100,000,000 authorized shares of Common Stock. As of January 16, 2001, 80,298,659 shares of Common Stock were issued and outstanding. In addition, as of December 31, 2000, 12,544,000 shares were reserved for future grant or for issuance upon the exercise of outstanding options under the 1999 Stock Incentive Plan; 800,000 shares were reserved for future sale under the 1999 Employee Stock Purchase Plan and 1,000,000 shares were reserved for future grant or for issuance upon the exercise of outstanding options under the 2000 Supplemental Stock Option Plan.

   The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets or to establish a strategic relationship with a corporate partner. The Board of Directors has no present agreement or arrangement to issue any such shares. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.

   The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting Digital Island's earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The holders of Common Stock of the Company have no preemptive rights.

Vote Required

   The approval of the amendment to the Certificate requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. An abstention or broker non-vote will have the same effect as a vote against the proposal.

Recommendation of the Board of directors

   OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE CERTIFICATE AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                                PROPOSAL NO. 3:

                    RATIFICATION OF APPOINTMENT OF AUDITORS

   During the fiscal year ended September 30, 2000, PricewaterhouseCoopers LLP provided various audit, audit related and non-audit services to the Company as follows:

     a. Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's fiscal year 2000 annual financial statements and review of financial statements in the Company's Form 10-Q Reports: approximately $182,000.

     b. Financial Information Systems Design and Implementation Fees: NONE.

     c. All Other Fees:

      .Tax return preparation: approximately $71,000;

      .Acquisition related work: approximately $158,000;

      .Public offerings: approximately $96,000; and

      .Consulting services related to international expansion:
         approximately $490,000.

   The Audit Committee of the Board has considered whether provision of the services described in sections (b) and (c) above is compatible with maintaining the independent accountant's independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP's independence.

   PricewaterhouseCoopers LLP has been selected by our board of directors as our independent auditors for the fiscal year ending September 30, 2001. If ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of auditors.

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

   Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors for the current year.

Vote Required

   The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending September 30, 2001 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

   OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

                                 OTHER MATTERS

   Our board of directors knows of no other business that will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy or the vote by telephone or over the Internet.

                                   MANAGEMENT

Executive Officers and Directors

   The following table sets forth certain information regarding our executive officers and directors as of February 1, 2001.

        Name             Age                            Position
        ----             ---                            --------
Ruann F. Ernst(3)(5)....  54 Chief Executive Officer and Chairman of the Board of Directors
T.L. Thompson...........  54 Chief Financial Officer
Charles Picasso.........  59 Chief Operating Officer
Chris Albinson..........  33 Chief Strategy Officer
Howard Lasky............  48 Vice President, General Counsel and Secretary
Tim Wilson..............  41 Chief Marketing Officer
Charlie Bass(2).........  58 Director
Christos Cotsakos.......  52 Director
Marcelo A.
 Gumucio(1)(4)..........  63 Director
G. Bradford
 Jones(1)(3)............  45 Director
Shahan
 Soghikian(1)(3)(4).....  42 Director

--------
(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Finance Committee
(4) Member of Nominating Committee
(5) Member of Special Stock Option Committee

   Ruann F. Ernst. See "Proposal No. 1: Election of Directors" for Ms. Ernst's biography.

   T.L. Thompson. Mr. Thompson has served as Chief Financial Officer since January 1999. Mr. Thompson served as Chief Financial Officer of Narrowline, an Internet marketing firm, from October 1996 to November 1998. From 1989 to 1996 he served in various financial capacities at Ziff-Davis Publishing Company, most recently as Vice President of Business Development. Mr. Thompson holds a B.S. in Economics and an M.B.A. from Northwestern University.

   Charles Picasso. Mr. Picasso has served as Chief Operating Officer since September 2000. From 1999 to 2000, Mr. Picasso served as President at CDI Information Technology Services. From 1996 to 1998, he served as Senior Vice President, Worldwide Profession Services Unit at NCR Corporation/AT&T Global Solutions. From 1995 to 1996, he served as President and Chief Executive Officer of AT&T Istel, AT&T Solutions Europe. Prior to that position, he served as Vice President, European and Asian Operations with Control Data Corp. in London, and as President and CEO of the Concept Group in Paris. Prior to that, he worked at Prime Computer, Inc. and Xerox Corp., including senior management positions in sales and marketing. He served on the Advisory Board of the College of Engineering, Wright State University in Ohio. He graduated from the University of Sciences at Montpellier in France with a degree in computer science.

   Chris Albinson. Mr. Albinson has served as Chief Strategy Officer since January 2001 and previously served as Vice President of Corporate Development since September 1999. From 1993 to August 1999, Mr. Albinson served as Assistant Vice President at Newbridge Networks Corp., manufacturer of digital electronic network products. Mr. Albinson holds an M.B.A. from the University of WesternOntario

   Howard Lasky. Mr. Lasky has served as Vice President, General Counsel and Secretary since March 2000. From 1997 through March 2000, Mr. Lasky was a partner and from 1988 through 1997 an associate at the law firm of Howard, Rice, Nemerovski, Canady, Falk and Rabkin.

   Tim Wilson. Mr. Wilson has served as Chief Marketing Officer since January 2001, and previously served as Vice President of Marketing since March 1998. From December 1996 to March 1998, Mr. Wilson served as General Manager within the Business Communications Systems Division of Lucent Technologies, a telecommunications equipment supplier. Mr. Wilson also served as Executive Director and General Manager of the Business Communications Systems Division of AT&T Australia from November 1994 to December 1996. Mr. Wilson holds a B.A. in Physics from Bowdoin College and an M.B.A. from the Fuqua School of Business at Duke University.

   Charlie Bass. See "Proposal No. 1: Election of Directors" for Dr. Bass' biography.

   Christos Cotsakos. See "Proposal No. 1: Election of Directors" for Mr. Cotsakos' biography.

   Marcelo Gumucio. See "Proposal No. 1: Election of Directors" for Mr. Gumucio's biography.

   G. Bradford Jones. See "Proposal No. 1: Election of Directors" for Mr. Jones' biography.

   Shahan Soghikian. See "Proposal No. 1: Election of Directors" for Mr. Soghikian's biography.

   Our executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the directors or executive officers of the Company.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

   The following table sets forth certain summary information concerning the compensation earned by our chief executive officer and each of the four most highly compensated executive officers (determined on the basis of their salary and bonus for the 2000 fiscal year) for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended September 30, 2000 and September 30, 1999, respectively. The listed individuals are referred to in this proxy statement as the named executive officers. There are no other executive officers who would have otherwise been includible in the table below on the basis of salary and bonus earned for the 2000 fiscal year that have been excluded by reason of their termination of employment or change in executive status during that fiscal year.

   The option grants reflected in the table below were made either under our 1997 Stock Option and Incentive Plan, our 1998 Stock Option/Stock Issuance Plan or our 1999 Stock Incentive Plan.

                                                     Long-Term
                                       Annual       Compensation
                                    Compensation     Securities
    Name and Principal           ------------------  Underlying     All Other
       Position(s)          Year Salary($) Bonus($)   Options    Compensation($)
    ------------------      ---- --------- -------- ------------ ---------------


Ruann F. Ernst............  2000 $218,174  $71,000     375,000       $38,379(1)
 Chief Executive Officer    1999  185,961   64,250   1,044,159        24,620(1)
 and
 Chairman of the Board of
 Directors


Rick Schultz..............  2000  164,119   87,600      35,000           --
 Vice President, Sales and  1999   82,500   23,111     200,000           --
 Implementation Services


Tim Wilson................  2000  170,417   65,900      60,000           --
 Chief Marketing Officer    1999  180,446   51,250     280,000           --


Paul Evenson..............  2000  174,321   49,000      30,000           --
 Vice President,            1999  146,635   27,222     200,000           --
 Operations


Chris Albinson............  2000  180,000   37,500      45,000        18,476(2)
 Chief Strategy Officer     1999   37,500      --      200,000           --

--------
(1) Consists of reimbursement of rent for Ms. Ernst's apartment in San Francisco, California.
(2) Consists of forgiveness of a portion of an outstanding loan we made to Mr. Albinson.

Stock Options and Stock Appreciation Rights

   The following table sets forth information regarding option grants to each of the named executive officers during the fiscal year ended September 30, 2000. No stock appreciation rights were granted to the named executive officers during the 2000 fiscal year.

                                                                    Potential Realizable
                                                                      Value at Assumed
                                    Percent of                        Annual Rates of
                         Number or    Total                             Stock Price
                         Securities  Options   Exercise               Appreciation for
                         Underlying Granted to of Base                  Option Term
                          Options   Employees    Price  Expiration ----------------------
    Name                 Granted(#)  in 2000    ($/Sh)     Date        5%         10%
    ----                 ---------- ---------- -------- ---------- ---------- -----------
Ruann F. Ernst..........  250,000      3.6%     $49.44   11/15/09  $7,773,131 $19,698,653
Ruann F. Ernst..........  125,000      1.8%      17.19    5/24/10   1,351,336   3,424,553
Rick Shultz.............   35,000      0.5%      25.88    4/14/10     569,652   1,443,612
Tim Wilson..............   60,000      0.8%      25.88    4/14/10     976,547   2,474,763
Paul Evenson............   15,000      0.2%      38.69   10/25/09     364,979     924,928
Paul Evenson............   15,000      0.2%      25.88    4/14/10     244,137     618,691
Chris Albinson..........   25,000      0.4%      84.50    1/31/10   1,328,539   3,366,780
Chris Albinson..........   20,000      0.3%      17.19    5/24/10     216,214     547,929

   Each option has a maximum term of 10 years, subject to earlier termination upon the optionee's cessation of service with Digital Island. Ms. Ernst's option for 250,000 shares will vest and become exercisable in 48 successive equal monthly installments over the 48-month period measured from November 15, 1999. Her additional option for 125,000 shares will vest and become exercisable in 48 successive equal monthly installments over the 48-month period measured from May 24, 2000. Mr Schultz's option for 35,000 shares will vest and become exercisable in 48 successive equal monthly installments over a 48-month period measured from April 10, 2000. Mr. Wilson's option for 60,000 shares will vest and become exercisable in 48 successive equal monthly installments over a 48-month period measured from April 10, 2000. Mr Everson's first option for 15,000 shares will vest and become exercisable in 48 successive equal monthly installments over a 48-month period measured from October 25, 1999. Mr Everson's additional option for 15,000 shares will vest and become exercisable in 48 successive equal monthly installments over a 48-month period measured from April 10, 2000. Mr. Albinson's option for 25,000 shares will vest and become exercisable in 48 successive equal monthly installments over a 48-month period measured from January 31, 2000. Mr Albinson's additional option for 20,000 shares will vest and become exercisable in 48 successive equal monthly installments over the 48-month period measured from May 24, 2000.

   The actual stock price appreciation over the 10-year option term may not be at the above 5% and 10% assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of common stock appreciates over the option term, no value will be realized from the option grant made to the named executive officer.

   In November 2000 , the board of directors granted Ms. Ernst an additional option for 300,000 shares with an exercise price of $8.25, equal to the fair market value of our common stock at the time of grant. This option will vest and become exercisable in 48 successive equal monthly installments.

   In November 2000, the board of directors granted Mr. Schultz an option for 15,000 shares with an exercise price of $8.25, equal to the fair market value of our common stock at the time of grant. This option will vest and become exercisable in 48 successive equal monthly installments.

   In November 2000, the board of directors granted Mr. Wilson an option for 80,000 shares with an exercise price of $8.25, equal to the fair market value of our common stock at the time of grant. This option will vest and become exercisable in 48 successive equal monthly installments.

   In November 2000, the board of directors granted Mr. Evenson an option for 50,000 shares with an exercise price of $8.25, equal to the fair market value of our common stock at the time of grant. This option will vest and become exercisable in 48 successive equal monthly installments.

   In November 2000, the board of directors granted Mr. Albinson an option for 175,000 shares with an exercise price of $8.25, equal to the fair market value of our common stock at the time of grant. This option will vest and become exercisable in 48 successive equal monthly installments.

Aggregated Option/SAR Exercises and Fiscal Year-End Values

   The following table sets forth information with respect to the named executive officers concerning their exercise of stock options during the fiscal year ended September 30, 2000 and the number of shares subject to unexercised stock options held by them as of the close of such fiscal year. No stock appreciation rights were exercised during the fiscal year ended September 30, 2000, and no stock appreciation rights were outstanding at the close of such year.

   In the following table, "Value Realized" is equal to the difference between the fair value of the shares at the time of exercise and the exercise price paid for the shares and the "Value of Unexercised In-The-Money Options at Year-End" is based upon the closing selling price per share at the close of the 2000 fiscal year less the exercise price payable per share.

            Aggregated Option Exercises in 2000 and Year-End Values

                                                   Number of Securities      Value of Unexercised
                                                  Underlying Unexercised    In-the-Money Options at
                           Shares                   Options at Year-End            Year-End
                         Acquired on    Value    ------------------------- -------------------------
    Name                 Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
    ----                 ----------- ----------- ----------- ------------- ----------- -------------
Ruann F. Ernst..........   146,600   $7,173,138    437,137      602,090    $6,220,996   $4,744,419
Rick Schultz............    23,529      639,754     54,095      157,376       702,830    1,856,000
Tim Wilson..............    70,444    5,296,800     45,301      171,006       584,275    1,905,937
Paul Evenson............    21,233    1,060,748     64,222      144,545       895,671    1,794,124
Chris Albinson..........    12,250      111,720     49,581      183,169         2,601       28,599

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

   We have entered into employment agreements with Ms. Ernst, and Messrs. Schultz, Evenson, Wilson and Albinson, each of whom are named executive officers of Digital Island. All outstanding options held by the foregoing officers will automatically vest in full upon an acquisition of Digital Island by merger, sale of substantially all the assets or sale of more than 50% of our outstanding voting securities, unless those options are assumed or otherwise continued in effect by a successor entity and our repurchase rights for any unvested shares subject to those options are to remain in force following such acquisition.

   Ruann F. Ernst, our Chief Executive Officer, previously entered into an employment agreement with us on May 20, 1998 in connection with her commencement of employment. On December 15, 1999, the agreement was amended and restated to increase her salary and bonus levels and to provide her with enhanced severance benefits. Accordingly, should Ms. Ernst's employment be involuntarily terminated (other than for cause) in the absence of a change in control or ownership of Digital Island or more than 18 months following such a change in control or ownership, she will become entitled to the following severance benefits: (i) 12 months of salary continuation, (ii) 50% of her target bonus for the fiscal year in which her involuntary termination occurs, provided the designated performance milestones for that year are actually attained, (iii) continued health care coverage at our expense for up to 12 months and (iv) 12 months of accelerated vesting of her outstanding stock options. Should her employment be involuntarily terminated (other than for cause) within 18 months following a change in control or ownership of Digital Island, she will become entitled to the following change in control severance benefits: (i) 12 months of salary continuation, (ii) 50% of her target bonus for the fiscal year in which her involuntary termination occurs, provided the designated performance milestones for that year are actually attained, (iii) continued health care coverage at our expense for up to 12 months and (iv) accelerated vesting of all her outstanding stock options, with the right to exercise those options for up to one year following the date of her involuntary termination. For purposes of such severance benefits, an involuntary termination will include any constructive termination resulting in her resignation within 90 days following a material reduction in her duties, a reduction in her base salary or a relocation of her principal place of employment by more than 50 miles. Should she resign for any other reason within 6 months after a change in control or ownership of Digital Island, her severance benefits will be limited to 24 months of accelerated vesting under her outstanding options, with the right to exercise those options for up to one year following such resignation. Ms. Ernst will be subject to certain non-compete covenants and consulting obligations for up to a two-year period following her termination or resignation.

   On February 18, 1999, Rick Schultz, Digital Island's Vice President of Sales and Implementation Services, entered into an employment agreement with Digital Island. Should Mr. Schultz's employment be involuntarily terminated (other than for cause) within 18 months following a change in control or ownership of Digital Island, he will become entitled to accelerated vesting of all his stock options.

   On October 26, 1998, Paul Evenson, Digital Island's Vice President of Operations, entered into an employment agreement with Digital Island. Should Mr. Evenson's employment be involuntarily terminated (other than for cause) in the absence of a change in control or ownership of Digital Island or more than 18 months following such a change in control or ownership, he will become entitled to the following severance benefits: (i) 6 months of salary continuation, and (ii) continued health care coverage at our expense for up to 6 months. Should his employment be involuntarily terminated (other than for cause) within 18 months following a change in control or ownership of Digital Island, he will also become entitled to accelerated vesting of all his stock options.

   On March 16, 1998, Tim Wilson, Digital Island's Chief Marketing Officer, entered into an employment agreement with Digital Island. Should Mr. Wilson's employment be involuntarily terminated (other than for cause) within 18 months following a change in control or ownership of Digital Island, he will be entitled to accelerated vesting of all his stock options.

   On July 13, 1999, Chris Albinson, Digital Island's Chief Strategy Officer, entered into an employment agreement with Digital Island. Should Mr. Albinson's employment be involuntarily terminated (other than for cause) within 18 months following a change in control or ownership of Digital Island, he will be entitled to accelerated vesting of all his stock options.

                              BENEFICIAL OWNERSHIP

   The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of December 31, 2000, except as noted in the footnotes below by:

  . all persons who are beneficial owners of 5% or more of our common stock;

  . each director;

  . our Chief Executive Officer and the four named executive officers for the fiscal year ended September 30, 2000, whose salary and bonus exceeded $100,000; and

  . all named executive officers and directors a group.

   Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                       Beneficial Ownership
                                                             of Shares
                                                       ------------------------
Name of Beneficial Owner                                 Number       Percent
------------------------                               ------------- ----------
Officers and Directors:
  Ruann F. Ernst(1)...................................       829,573       1.0%
  Rick Schultz(2).....................................        78,991         *
  Tim Wilson(3).......................................       175,311         *
  Paul Evenson(4).....................................        94,922         *
  Chris Albinson(5)...................................        88,858         *
  Charlie Bass(6).....................................       501,228         *
  Marcelo A. Gumucio(7)...............................       203,825         *
  Christos Cotsakos(8)................................        63,866         *
  G. Bradford Jones(9)................................       177,798         *
  Shahan Soghikian(10)................................        10,000         *
  All directors and named executive officers as a
   group (10 people)(11)..............................     2,224,372       2.7%

--------
*   Less than 1% percent.
1. Stock consists of 302,332 shares of common stock held directly by Ms. Ernst and 527,241 shares of common stock subject to options exercisable within 60 days of December 31, 2000.
2. Consists of 78,991 shares of common stock subject to options exercisable within 60 days of December 31, 2000.
3. Consists of 92,677 shares of common stock held directly by Mr. Wilson and 82,634 shares of common stock subject to options exercisable within 60 days of December 31, 2000.
4. Consists of 3,200 shares of common stock held directly by Mr. Evenson and 91,722 shares of common stock subject to options exercisable within 60 days of December 31, 2000.
5. Consists of 88,858 shares of common stock subject to options exercisable within 60 days of December 31, 2000.
6. Consists of 91,945 shares of common stock held by directly Mr. Bass, 25,000 shares held by his spouse, 374,228 shares of common stock held directly by the Bass Trust U/D/T dated April 29, 1988 (the "Bass Trust") and 10,000 shares of common stock subject to options exercisable within 60 days of December 31, 2000. Mr. Bass, a director of Digital Island, is the Trustee of the Bass Trust.
7. Consists of 193,825 shares of common stock held directly by Mr. Gumucio and 10,000 shares of common stock subject to options exercisable within 60 days of December 31, 2000.
8. Consists of 27,222 shares of common stock subject to options exercisable within 60 days of December 31, 2000 and 36,644 shares of common stock held directly by The Cotsakos Revocable Trust, dated September 3, 1987. Excludes 2,013,367 shares of common stock, held by E*TRADE Group, Inc. Mr. Cotsakos, a director of Digital Island, is the Trustee of the Cotsakos Trust and Chairman of the Board and Chief Executive Officer of E*TRADE Group, Inc. Mr. Cotsakos disclaims beneficial ownership of the shares of common stock held by E*TRADE Group, Inc. except to the extent of his pecuniary interest therein.

9. Consists of 120,057 shares of common stock held directly by him, 28,645 shares of common stock held directly by the Jones Family Trust, 9,548 shares of common stock held by W.H. Walecka Trust, DTD 11/15/97, J.E. Walecka Trust DTD 11/15/97, and 10,000 shares of common stock subject to options exercisable within 60 days of December 31, 2000. Excludes any additional shares of common stock held by the Brentwood Venture Capital entities. Mr. Jones, a director of Digital Island and a General Partner of Redpoint Ventures, was formerly a General Partner of Brentwood Venture Capital . Mr. Jones disclaims beneficial ownership of the shares of common stock held by the Brentwood Venture Capital entities except to the extent of his pecuniary interest therein. Mr. Jones is the Trustee of the W.H. Walecka Trust and J.E. Walecka Trust.
10. Consists of 10,000 shares of common stock subject to options exercisable within 60 days of December 31, 2000. Excludes 2,590,266 shares of common stock held by Chase Venture Capital Associates, L.P. Mr. Soghikian, a director of Digital Island, is a General Partner of JP Morgan Partners, the General Partner of Chase Venture Capital Associates, L.P. Mr. Soghikian disclaims beneficial ownership of the shares of common stock held by Chase Venture Capital Associates, L.P. except to the extent of his pecuniary interest therein.
11. See footnotes 1 through 10 above. Includes options exercisable for 936,668 shares of common stock within 60 days of December 31, 2000.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

Compensation Committee Report

   The Compensation Committee (the "Committee") of the Board of Directors sets the compensation of the Chief Executive Officer, reviews the design, administration and effectiveness of compensation programs for other key executives and approves stock option grants for all executive officers. The committee is composed entirely of outside directors.

Compensation Philosophy and Objectives

   The Company operates in the extremely competitive and rapidly changing high technology industry. The Committee believes that the compensation programs for the executive officers should be designed to attract, motivate and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance relative to that of the Company's competitors.

   Within this overall philosophy, the Committee's objectives are to:

  . Offer a total compensation program that takes into consideration the compensation practices of a group of specifically identified peer companies (the "Peer Companies") and other selected companies with which the Company competes for executive talent.

  . Provide annual variable incentive awards that take into account the Company's overall financial performance in terms of designated corporate objectives and the relative performance of the Peer Companies as well as individual contributions.

  . Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

Compensation Components and Process

   The three major components of the Company's executive officer compensation are: (i) base salary, (ii) variable incentive awards and (iii) long-term, equity-based incentive awards. The Committee determines the compensation levels for the executive officers with the assistance of the Company's Human Resources Department and independent consulting firms that furnish the Committee with executive compensation data drawn from a nationally recognized survey of similarly sized technology companies comprising the Peer Companies. The positions of the Company's Chief Executive Officer and executive officers were compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives and total cash compensation. In addition, the practices of the Peer Companies concerning stock option grants were reviewed and compared.

   Base Salary. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the Peer Companies. The Company's policy is to target base salary levels between the 50th and 75th percentile of compensation practices at the Peer Companies.

   Variable Incentive Awards. To reinforce the attainment of Company goals, the Committee believes that a portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the beginning of the fiscal year and also includes a component based on the executive's contribution. The incentive plan sets a threshold level of Company performance based on revenue that must be attained before any incentives are awarded. Once the fiscal year's threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. A target is set for each executive officer based on targets for comparable positions at the Peer Companies and is stated in terms of an escalating percentage of the officer's base salary for the year. In fiscal 2000, the Company achieved its financial performance targets. Awards paid reflected those results plus individual accomplishments of both corporate and functional objectives.

   Long-Term, Equity-Based Incentive Awards. The goal of the Company's long-term, equity-based incentive awards is to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions with the Peer Companies and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the Committee's discretion. During fiscal 2000, the Committee made option grants to Ms. Ernst and Messrs. Schultz, Evenson, Wilson and Albinson under the Company's 1999 Stock Incentive Plan. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time. Options granted to this group of individuals in fiscal year 2000 vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grants will provide a return only if the officer remains with the Company and only if the market price of the Company's common stock appreciates over the option term.

   CEO Compensation. The original compensation package for Ms. Ernst was negotiated with her at the time she commenced her employment in June 1998 and consisted of three components: base salary of $150,000, annual incentive compensation of up to $60,000 and stock options for 794,159 shares with an exercise price of $1.50 per share. On December 15, 1999, the Committee revised Ms. Ernst's compensation package, and an amended and restated employment agreement was executed. Under the revised agreement, Ms. Ernst received an annual salary of $200,000, effective March 1, 1999, and her target bonus was increased to $80,000 effective with the fiscal year beginning October 1, 1999. Such bonus became payable in quarterly installments upon the Company's achievement of performance milestones established by the Committee with her concurrence. Effective as of October 1, 2000, Ms. Ernst's annual salary increased to $250,000, and her target bonus increased to $100,000. Such bonus will be payable in semi-annual installments upon the Company's achievement of performance milestones established by the Committee with her concurrence. The Committee believes that the revised salary and bonus are necessary to maintain Ms. Ernst's compensation at a competitive level in the industry. In addition, the revised agreement provides enhanced severance benefits. Should Mr. Ernst's employment be involuntarily terminated (other than for cause) in the absence of a change in control or ownership of the Company or more than 18 months following such a change in control or ownership, she will become entitled to the following severance benefits: (i) 12 months of salary continuation, (ii) 50% of her target bonus for the fiscal year in which her involuntary termination occurs, provided the designated performance milestones for that year are actually attained, (iii) continued health care coverage at the Company's expense for up to 12 months and (iv) 12 months of accelerated vesting under her outstanding stock options. Should her employment be involuntarily terminated (other than for cause) within 18 months following a change in control or ownership of the Company, she will become entitled to the following change in control severance benefits: (i) 12 months of salary continuation,
(ii) 50% of her target bonus for the fiscal year in which her involuntary termination occurs, provided the designated performance milestones for that year are actually attained, (iii) continued health care coverage at the Company's expense for up to 12 months and (iv) accelerated vesting of all her outstanding stock options, with the right to exercise those options for up to one year following the date of her involuntary termination. For purposes of such severance benefits, an involuntary termination will include any constructive termination occasioned by her resignation within 90 days following a material reduction in her duties, a reduction in her base salary or a relocation of her principal place of employment by more than 50 miles. Should she resign for any other reason within 6 months after a change in control or ownership of the Company, her severance benefits will be limited to 24 months of accelerated vesting under her outstanding options, with the right to exercise those options for up to one year following such resignation. In consideration for these enhanced benefits, Ms. Ernst will be subject to certain non-compete covenants and consulting obligations for up to a two-year period following her termination or resignation.

   Although Ms. Ernst's target bonus for the 2000 fiscal year was established as a percentage of her base salary pursuant to her employment agreement, the actual performance milestones for the payment of that bonus were set by the Committee at the start of the 2000 fiscal year with her concurrence, and those milestones were the same as those used for incentive compensation purposes for all of the Company's other executive officers for the 2000 fiscal year. The Committee also granted Ms. Ernst options for a total 375,000 shares during the 2000 fiscal year. The option grants were made in recognition of Ms. Ernst's performance and leadership with the Company and were designed to provide her with a significant incentive to remain in the Company's employ over the 4-year vesting period in effect for those grants. In addition, the options place a significant portion of her total compensation at risk, since those options will have value only if the market price of the Company's common stock appreciates over the term of those options.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 2000 fiscal year did not exceed the $1 million limit for any officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 2001 will exceed that limit. The Company's 1999 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

Other Elements of Executive Compensation

   Executives are eligible for corporation-wide medical and dental benefits and participation in a 401(k) plan under which the Company currently provides no matching contributions. In addition, executives participate in a corporation-wide short and long-term disability insurance program and a group term life insurance program.

   It is the opinion of the Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

                               Submitted by the Compensation Committee of our Board of Directors

                               Charlie Bass and Christos Cotsakos

                             AUDIT COMMITTEE REPORT

   The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended September 30, 2000, which include the consolidated balance sheets of the Company as of September 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended September 30, 2000, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

   The audit committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Accountants

   The audit committee has discussed with Pricewaterhouse Coopers LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

   The audit committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

Conclusion

   Based on the review and discussions referred to above, the committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

                                        Submitted by the Audit Committee of Our
                                        Board of Directors

                                        Marcelo Gumucio, G. Bradford Jones and
                                        Shahan Soghikian

                            STOCK PERFORMANCE GRAPH

   The following graph shows a comparison of cumulative total return on our common stock, based on the market price of our stock assuming reinvestment of dividends with a return of the Standard and Poor's 500 Index, the Nasdaq Stock Market (U.S.) Index, and the Dow Jones Internet Services Index for the period beginning June 28, 1999, the day our common stock began trading, through December 31, 2000.

 COMPARISON OF CUMULATIVE TOTAL RETURN AMONG DIGITAL ISLAND, INC., THE STANDARD
  AND POOR'S 500 INDEX, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE DOW JONES
                            INTERNET SERVICES INDEX


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG DIGITAL ISLAND, INC., AND S&P 500 INDEX, NASDAQ AND DJ INTERNET SERVICES

                       [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           DIGITAL        S&P                      DJ INTERNET
(Fiscal Year Covered)        ISLAND, INC.   500 INDEX     NASDAQ     SERVICES
-------------------          ------------   ---------     ------     ----------
Measurement Pt-06/28/99      $100.00        $100.00      $100.00     $100.00
06/30/99                     $179.38        $103.11      $103.22     $108.65
09/30/99                     $260.00        $ 96.35      $105.52     $110.22
12/31/99                     $951.25        $110.36      $156.37     $223.75
03/31/00                     $609.38        $112.56      $175.71     $214.81
06/30/00                     $486.25        $109.26      $152.40     $166.06
09/30/00                     $187.50        $107.90      $141.13     $167.59
12/31/00                     $ 40.63        $ 99.17      $ 94.93     $ 82.72

--------
(1) The graph assumes that on June 28, 1999, $100 was invested in our common stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock.
(2) Stockholder returns over the indicated period should not be considered indicative of future stockholder results.

   Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by us under those statutes.

                             CERTAIN TRANSACTIONS

Indemnification Agreements

   We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us, among other things, to indemnify such directors and officers for certain expenses, judgements, fines and settlement amounts incurred by such person in any threatened, pending or complete action, suit or proceeding by reason of any event or occurrence arising out of such person's services as a director or officer.

Officer Loans

   On April 21, 1999, Ms. Ernst, our current Chairman of the Board and Chief Executive Officer, delivered a promissory note to us in payment of the exercise price of certain outstanding stock options she held under our 1998 stock option/stock issuance plan. Ms. Ernst delivered a full-recourse promissory note in the principal amount of $199,998 in payment of the exercise price for 133,332 shares of our common stock. The note bears interest at the rate of 7.75% per annum, compounded semi-annually, and is secured by the purchased shares. Accrued interest is due and payable at successive quarterly intervals over the four-year term of the note, and the principal balance will become due and payable in one lump sum at the end of such four-year term. However, the entire unpaid balance of the note will become due and payable upon termination of employment or failure to pay any installment of interest when due. None of the shares serving as security for the note may be sold unless the principal portion of the note attributable to those shares, together with the accrued interest on that principal portion, is paid to us.

   On June 14, 1999, Ms. Ernst borrowed an additional $128,000 from us in order to finance the tax liability she incurred in connection with the April 21, 1999 exercise of her stock options for 133,332 shares. The loan is evidenced by a full-recourse promissory note with interest at the rate of 7.75% per annum, compounded semi-annually, and secured by the same 133,332 shares which serve as collateral for Ms. Ernst's April 21, 1999 promissory note. The terms of her note, including the due dates for payment of principal and accrued interest and the acceleration provisions, are substantially the same as the terms in effect for her April 21, 1999 note. The April 21 and June 14, 1999 promissory notes from Ms. Ernst aggregate to a principal total indebtedness to Digital Island of $327,998.

   In December 2000, the Company forgave a total of $109,333 of Ms. Ernst's outstanding principal loans.

   On July 13, 1999, Mr. Albinson, our current Chief Strategy Officer, borrowed $100,000 from us. The loan is interest free, with $50,000 being forgiven ratably over a period of five years. At the end of the five-year term, the $50,000 portion of the loan that has not been forgiven is to be repaid in one lump sum. In the event that Mr. Albinson's employment terminates during the five-year period, the outstanding unforgiven balance of the loan is to be repaid at the time of the termination.

   In December 2000, Mr. Albinson's loan terms were revised such that $45,000 of his outstanding principal balance is to be forgiven on April 18, 2001, and the remaining $45,000 is to be forgiven on October 18, 2001, provided he continues in our employ.

   On November 8, 2000, Mr. Charles Picasso, our current Chief Operating Officer, delivered two promissory notes to us totaling $600,000. The first promissory note of $150,000 accrues interest at 8% per annum. The first principal payment of $100,000 is due upon the sale of Mr. Picasso's previous residence. The final principal payment, together with accrued interest is due in November 2001. The second promissory note of $450,000 accrues interest at 8% per annum. Principal payments commence in November 2002 on a monthly basis until the final payment date in November 2004. The notes are secured by Mr. Picasso's principal residence.

   The following table indicates the highest amount outstanding under each of the foregoing loans during the 2000 fiscal year and the amount outstanding under each loan as of December 31, 2000:

                                                            Highest    Current
                                                            FY 2000  Outstanding
                                                            Balance    Balance
                                                            -------- -----------
   Ms. Ernst............................................... $327,998  $218,665
   Mr. Albinson............................................ $100,000  $ 90,000
   Mr. Picasso............................................. $    --   $600,000

E*TRADE Agreements

   We have previously entered into a global data distribution agreement with E*TRADE dated August 1, 1997 where we provide hosting and network services for E*TRADE. Mr. Costakos, a member of our board of directors, is President, Chief Executive Officer and a director of E*TRADE.

                             STOCKHOLDER PROPOSALS

   To be included in the proxy statement and form of proxy relating to the annual meeting to be held in 2002, a stockholder proposal must be received by Howard Lasky, Secretary, Digital Island, Inc., 45 Fremont Street, 12th Floor, San Francisco, CA 94105 no later than October 24, 2001. If the Company is not notified of a stockholder proposal by January 8, 2002, then the proxy solicited by the board of directors for the 2002 annual meeting will confer discretionary authority to vote against such stockholder proposal.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 4 or 5 were required for such persons, the Company believes that, for the reporting period from October 1, 1999 to September 30, 2000, the executive officers and directors complied with all their reporting requirements under Section 16(a) for such fiscal year, except that Mr. Bass did not timely file his Form 4 in January 2000 for the receipt of shares of common stock in connection with the acquisition of Sandpiper Networks, Inc., Mr. Wilson did not timely file his Form 4 with respect to his sale of 7,948 shares of our common stock in July 2000 and Mr. Albinson did not timely file his Form 3 in September 2000.

                                 OTHER MATTERS

   Our board of directors knows of no other business that will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy or the vote by telephone or over the Internet.

   It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope or vote by telephone or over the Internet in accordance with the instructions accompanying the proxy card.

   A copy of our Annual Report for the 2000 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

   We have filed an Annual Report on Form 10-K for the year ended September 30, 2000 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to Howard Lasky, Secretary, Digital Island, Inc., 45 Fremont Street, 12th Floor, San Francisco, CA 94105.

                                          By Order of the Board of Directors,

                                                  /s/ Howard Lasky
                                                  Howard Lasky
                                                    Secretary

Dated: February 15, 2001
San Francisco, California

                                    ANNEX A

                              DIGITAL ISLAND, INC.
               AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

I. PURPOSE

   The primary function of the Audit Committee of Digital Island Inc. (the "Company") is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the Company's: (1) financial reports and other information provided to third parties, (2) systems of internal controls regarding finance, accounting, legal compliance and ethics established by management and the Board, and (3) auditing, accounting and reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Company's independent accountants and internal auditing function.

  . Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing function, and the Board of Directors.

   The Audit Committee will primarily fulfill these responsibilities by performing the activities enumerated in Section III of this Charter.

II. COMPOSITION

   The Audit Committee will be comprised of three or more directors, as determined by the Board, each of whom is independent of management and the Company. The Company's criteria for independence are set forth in the Appendix to this Charter. All Audit Committee members will be financially literate, and at least one member will have accounting or financial management expertise.

III. RESPONSIBILITIES

   To fulfill its responsibilities the Audit Committee will:

 Documents/Reports Review

  . Obtain the full Board of Directors' approval of this Charter and review and reassess the Charter, at least annually, as conditions dictate.

  . Review the financial statements in the annual report to stockholders with management and the independent accountants, and determine whether the independent accountants take exception to the disclosure and content of the financial statements. The review should include but not be limited to
    (1) the quality, not just acceptability, of accounting principles, (2) the clarity of financial disclosure practices, (3) other significant decisions made in preparing the financial statements, and (4) discussion of any other matters required to be communicated to the Committee by the auditors.

  . Review the Form 10-Q financial statements with financial management and the independent accountants prior to filing and, in the absence of unusual circumstances, before the press release of results. Determine that the independent accountants do not take exception to the disclosure and content of the financial statements, and discuss any other matter required to be communicated to the Committee by the independent accountants.

  . Review the regular internal reports to management prepared by the Finance
    Department and management's response.

  . Review the Report of the Audit Committee in the annual report to stockholders and Form 10-K.

  . Review the Company's disclosure in the annual proxy statement that describes the Committee's execution of its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the proxy statement at least triennially or after any significant amendment to this Charter.

 Independent Auditors

  . Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the stockholders' representatives, who have the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate the independent auditors' services.

  . Obtain each year from the independent auditors a written communication delineating all of their relationships and professional services rendered to the company. Review with the independent auditors the nature and scope of any disclosed relationships or services, and take, or recommend that the Board of Directors take, appropriate action to oversee the continuing independence of the auditors.

  . Review and recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness, and approve the fees to be paid to the auditors.

 Accounting and Financial Control Framework

  . Review with the independent accountants, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the Company's accounting and financial controls. Also elicit any recommendations for the improvement of such controls or particular areas where new or more detailed controls or procedures are desirable.

  . Review with the independent accountants, the Company's Controller, and management the extent to which changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

  . Review the internal audit function of the Company, including the independence of its reporting obligations, qualifications of the internal audit staff, proposed audit plans for the coming year, and coordination of such plans with the independent auditors.

 Ethical and Legal Compliance

  . Review and update periodically the Company's Guidelines on Ethical
    Business Practices and review with management the actions taken and systems established to enforce these Guidelines.

  . Review with the Company's counsel legal compliance matters, including corporate securities trading policies and any legal matter that could have a significant impact on the company's financial statements.

  . Conduct or authorize investigations into any matters within the Committee's responsibilities, and if appropriate retain outside counsel for this purpose.

  . Perform any other activities consistent with this Charter, the Company's
    By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                      APPENDIX TO AUDIT COMMITTEE CHARTER

      DEFINITION OF INDEPENDENCE AS IT PERTAINS TO AUDIT COMMITTEE MEMBERS

   To be considered independent, a member of the Audit Committee cannot:

  . Have been an employee of the Company or its affiliates within last three years;

  . Have received compensation from the Company or its affiliates in excess of $60,000 last year, unless for board service or in the form of a benefit under a tax-qualified retirement plan;

  . Be a member of the immediate family of an executive officer, or someone who was an executive officer within the past three years;

  . Be a partner, controlling stockholder, or executive officer of a for-profit organization to which the Company made or received payments (other than those arising solely from investments in the Company's securities) in any of the past three years in excess of the greater of $200,000 or 5% of the annual gross revenues of either organization;

  . Be employed as an executive of another entity where any of the Company's executives serves on that other entity's compensation committee.

   Subject to compliance with the listing requirements of NASDAQ or any applicable stock exchange and the regulations of the Securities and Exchange Commission, and under the limited circumstances set forth in such listing requirements and regulations, one person (who is not a current employee or family member of an employee) not meeting the foregoing criteria may be appointed to the Audit Committee if the Board of Directors determines that the best interests of the Company and its stockholders so require.

                                                                      1875-PS-01

 -----------------                                     ----------------
 Vote by Telephone                                     Vote by Internet
 -----------------                                     ----------------
 It's fast, convenient, and immediate!                 It's fast, convenient, and your vote is immediately
 Call Toll-Free on a Touch-Tone Phone                  confirmed and posted.
 1-877-PRX-VOTE (1-877-779-8683).
-------------------------------------------           ---------------------------------------------------------
Follow these four easy steps:                          Follow these four easy steps:

1. Read the accompanying Proxy                         1. Read the accompanying Proxy
   Statement/Prospectus and Proxy Card.                   Statement/Prospectus and Proxy Card.

2. Call the toll-free number                           2. Go to the website
   1-877-PRX-VOTE (1-877-779-8683)                        http://www.eproxyvote.com/isid

3. Enter your 14-digit Voter Control Number            3. Enter your 14-digit Voter Control Number
   located on your Proxy Card above your                  located on your Proxy Card above your name.
   name.

4. Follow the recorded instructions.                   4. Follow the instructions provided.
-------------------------------------------           ---------------------------------------------------------

Your vote is important!                                Your vote is important!
Call 1-877-PRX-VOTE anytime!                           Go to http://www.eproxyvote.com/isid anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

                                     PROXY

                             DIGITAL ISLAND, INC.


                   Proxy Solicited by the Board of Directors
            for the Annual Meeting of Stockholders, April 3, 2001

        This Proxy is Solicited on Behalf of the Board of Directors of
                             DIGITAL ISLAND, INC.

         The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held April 3, 2001 and the Proxy Statement and appoints Ruann F. Ernst and T.L. Thompson, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Digital Island, Inc. (the "Company") that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency San Francisco, 5 Embarcadero Center, San Francisco, California 94111 on Tuesday, April 3, 2001 at 10:00 a.m. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

--------------                                                                                                ----------------
 SEE REVERSE                               CONTINUED AND TO BE SIGNED ON REVERSE SIDE                            SEE REVERSE
     SIDE                                                                                                           SIDE
--------------                                                                                                ----------------


                                                           DETACH HERE


-------  Please mark
  X      votes as in
-------  this example

   The Board of Directors recommends a vote IN FAVOR OF the directors listed below and a vote IN FAVOR OF each of the listed proposals. This proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the election of directors listed below and IN FAVOR OF the other proposal.

   1. To elect directors to serve for a three-year term ending in the year 2004 or until the successors are duly elected and qualified;

      Nominees:  (01) Shahan Soghikian and (02) Mary Cirillo-Goldberg

                                                                  2. To approve the amendment to the    FOR    AGAINST   ABSTAIN
        FOR                                      WITHHELD            Company's Amended and Restated
        ALL      [_]                    [_]      FROM ALL            Certificate of Incorporation to
      NOMINEES                                   NOMINEES            increase the authorized Common     [_]      [_]       [_]
                                                                     Stock from 100,000,000 to
                                                                     200,000,000.
                                                                  3. To ratify the appointment of       [_]      [_]       [_]
   [_]          ________________________________________             PricewaterhouseCoopers LLP
                 For all nominees except as noted above              as independent auditors of the     [_]      [_]       [_]
                                                                     Company for the fiscal year
                                                                     ending September 30, 2001.
                                                                  4. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.
                                                                           MARK HERE                       MARK HERE
                                                                           FOR ADDRESS                     IF YOU PLAN
                                                                           CHANGE AND    [_]               TO ATTEND     [_]
                                                                           NOTE AT LEFT                    THE MEETING


                                                                    NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor,
                                                                    administrator, trustee or guardian, give full name and title as such.

                                                                    Please sign, date and return promptly in the accompanying
                                                                    envelope.

Signature:_________________________ Date:__________________________ Signature:_________________________ Date:_______________________